Exhibit 17(g)

                                 Form of Proxy


          Voting Instructions Form - Pioneer Strategic Income Portfolio

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The Travelers Insurance Company                              The Travelers Life and Annuity Company
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Citicorp Life Insurance Company                              First Citicorp Life Insurance Company
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Voting Instructions solicited by The Travelers Insurance Company, The Travelers Life and Annuity Company, Citicorp Life Insurance Company, and First Citicorp Life Insurance Company in connection with a solicitation of proxies by the Board of Directors of Travelers Series Fund Inc. (the "Fund") for a special meeting of stockholders of the Fund's Pioneer Strategic Income Portfolio (the "Portfolio") to be held on June 29, 2005.

I hereby instruct The Travelers Insurance Company, The Travelers Life and Annuity Company, Citicorp Life Insurance Company, or First Citicorp Life Insurance Company, as appropriate, to vote the shares of the Portfolio of the Trust as to which I am entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held on June 29, 2005 at 9:00 a.m. Eastern Time, at Citigroup Center, 153 East 53rd Street, 14th Floor Conference Center, New York, New York 10022, or any adjournment(s) thereof, as follows:

Please vote by marking the appropriate box below:

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                                                                                 For      Against     Abstain

1.   To approve the Plan of Reorganization.                                      [ ]        [ ]         [ ]

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2.   To transact such other business as may properly come before the special meeting [ ] [ ] [ ] or any adjournment(s) thereof.
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I hereby revoke any and all voting instructions with respect to such shares previously given by me. I acknowledge receipt of the Combined Prospectus/Proxy Statement dated May __, 2005. I realize that if I return this form without providing any instructions regarding a proposal, my timely returning of this form will be deemed to be an instruction to vote in favor of the proposal.

These voting instructions may be revoked prior to the special meeting by notifying the secretary of The Travelers or the secretary of the Fund, in writing by 5:00 p.m. on June __, 2005.

If a contract is held jointly, each contract owner should sign. If only one signs, his or her signature will be binding. If the contract owner is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the contract owner is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner." If the contract owner is a trust, the trustee should sign in his or her own name, indicating that he or she is a "Trustee."

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Signature and title:  ______________________                   Signature (joint owners):  ______________________

Date:    __________________________                            Date:    __________________________

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WO 385355.1